UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2006
TALX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
11432 Lackland Road
St. Louis, Missouri 63146
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 214-7000
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure
SIGNATURES

Item 7.01 Regulation FD Disclosure
On August 16, 2006, Mr. William Canfield, Chief Executive Officer and President of TALX Corporation, terminated the stock trading plan that he had previously established on May 31, 2006 under Rule 10b5-1 under the Securities Exchange Act of 1934. As previously announced, the terminated sales plan would have allowed Mr. Canfield to sell prior to June 15, 2007, subject to certain conditions and specified limitations, up to 80,000 shares of TALX common stock held by him, with a maximum of 10,000 shares to be sold in any calendar week. Nothing herein should be construed to require us to report future Rule 10b5-1 trading plans by our officers or directors, nor to report modifications, terminations, transactions or other activities under any such Rule 10b5-1 trading plans.
The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2006	TALX CORPORATION
	By:	/s/ L. Keith Graves
L. Keith Graves
Senior Vice President and Chief Financial Officer